Exhibit 99.1

Mannatech Announces Corporate Staff and Expense Reductions

Operating expense reductions combined with elimination of select domestic jobs repositions the company for improved profitability

Coppell, Texas, July 10, 2008—Mannatech, Inc. (NASDAQ – MTEX), a leading developer and provider of dietary supplements and skin care solutions, announced it will immediately eliminate approximately 60 positions or roughly 15 percent of its United States workforce. As part of the company’s strategic review, select Mannatech jobs will be eliminated in tandem with other discretionary expense reductions to reposition the company for improved profitability.

“Mannatech’s executive management team has made this difficult decision which will reposition the company for improved profitability and enhancement of shareholder value,” said Wayne Badovinus, president and CEO of Mannatech. “We have an opportunity to realize immediate efficiencies by streamlining projects and priorities that deliver the most value to our overall businesses and dedicated independent sales Associates around the world. We are committed to working with current and former employees as we move through this process. Our ultimate goal is to create a stronger, leaner organization that will restore domestic sales growth.”

Mannatech currently employs 449 in the corporate headquarters of Coppell, Texas, and 613 worldwide.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, and South Africa.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell

Vice President

Corporate Communications

972-471-6512

ir@mannatech.com

www.mannatech.com

www.exploremannatech.com